                                                                    Exhibit 24.2

                  LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

          The undersigned, as a 10% stockholder of Pluralsight, Inc. (the
"Company"), hereby constitutes and appoints James Budge, Matthew Forkner,
Matthew Tenney, and Mark Hansen, the undersigned's true and lawful attorneys-in-
fact and agent to complete and execute such Forms 144, Form ID, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of 1934, as
amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange
Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate.  The undersigned acknowledges that the Company shall use its reasonable best efforts to provide the undersigned a copy of the proposed Forms 3, 4 or 5 at least one business day prior to filing such forms with the Securities and Exchange
Commission.

          The undersigned hereby ratifies and confirms all that said attorneys-
in-fact and agent shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

          This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 18, 2018.

                                        SKONNARD CONSULTING, INC.

                                        Signature:   /s/ Aaron Skonnard
                                                  ------------------------------
                                                      Aaron Skonnard